UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

INSPIREMD, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InspireMD, Inc.
321 Columbus Avenue
Boston, Massachusetts 02116
Telephone: (857) 453-6553

October 27, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of InspireMD, Inc. to be held at 9:30 a.m., New York time, on December 8, 2014 at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112.

Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Karen Withrow by email at karenw@inspiremd.com or phone at (857) 453-6553 if you plan to attend the meeting prior to 5:00 p.m., New York time, on December 4, 2014 so that we can timely provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 9:00 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy statement and our Annual Report on Form 10-KT. We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our Annual Report on Form 10-KT and a form of proxy card or voting instruction card.

Your vote is very important, regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the Internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend. If you attend the Annual Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the annual meeting.

Sincerely,

/s/ Sol J. Barer, Ph.D.

Sol J. Barer, Ph.D.
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 8, 2014:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-KT to Stockholders are available at:

www.proxyvote.com

InspireMD, Inc.
321 Columbus Avenue
Boston, Massachusetts 02116
Telephone: (857) 453-6553

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 8, 2014

The 2014 Annual Meeting of Stockholders of InspireMD, Inc., a Delaware corporation (the “Company”), will be held at 9:30 a.m., New York time, on December 8, 2014 at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of two Class 3 directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which the following are nominees: Campbell Rogers, M.D. and James Barry, Ph.D.
(2)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
(3)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote FOR the nominees for director named above and FOR the ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

The board of directors has fixed the close of business on October 14, 2014 as the record date (the “Record Date”). Only holders of record of shares of our common stock are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Karen Withrow by email at karenw@inspiremd.com or phone at (857) 453-6553 if you plan to attend the meeting prior to 5:00 p.m., New York time, on December 4, 2014 so that we can timely provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 9:00 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you vote by telephone, over the Internet, or if you requested to receive printed proxy materials, complete, sign and mail your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of The Board of Directors,

/s/ Sol J. Barer

Sol J. Barer, Ph.D.
Chairman

October 27, 2014

i

InspireMD, Inc.
321 Columbus Avenue
Boston, Massachusetts 02116
Telephone: (857) 453-6553

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 8, 2014

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “InspireMD” refer to InspireMD, Inc., a Delaware corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share.

The accompanying proxy is solicited by the board of directors on behalf of InspireMD, Inc., a Delaware corporation, to be voted at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on December 8, 2014, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about October 27, 2014.

The executive offices of the Company are located at, and the mailing address of the Company is, 321 Columbus Avenue, Boston, Massachusetts 02116.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 8, 2014:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-KT to Stockholders are available at:

www.proxyvote.com

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-KT to stockholders. We believe this process allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our Annual Report on Form 10-KT to stockholders and a form of proxy card or voting instruction card.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Election of two Class 3 directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which the following are nominees: Campbell Rogers, M.D. and James Barry, Ph.D.
(2)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
(3)	Such other business as may properly come before the Annual Meeting.

What is the Company’s fiscal year?

The Company recently changed its fiscal year end from June 30 to December 31 and filed an Annual Report on Form 10-KT for the six month transition period ended December 31, 2013 (as amended, the “Transition Report”). Unless otherwise indicated, all information presented in this Proxy Statement is based on the Company’s Transition Report.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact InspireMD, Inc., 321 Columbus Avenue, Boston, Massachusetts 02116, Attn: Investor Relations or call (857) 453-6553 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Notice or Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice for shares held in your name and a notice or voting instruction card for shares held in street name. Please follow the directions provided in the Notice and each additional notice or voting instruction card you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on October 14, 2014 (the “Record Date”). The Record Date is established by the board of directors as required by Delaware law. On the Record Date, 36,134,465 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of the stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Action Stock Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker does not have discretionary authority to vote your shares with respect to the election of directors in the absence of specific instructions from you.

How do I vote my shares?

Your vote is very important to us and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction card (from your broker or other intermediary). There are three convenient ways of submitting your vote:

•	By Telephone or Internet — All record holders can vote by touchtone telephone from the U.S. using the toll free telephone number on the proxy card, or over the Internet, using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.
•	In Person — All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your broker or other intermediary to furnish you with a nominee issued proxy. You will need to bring the nominee issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without a nominee issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy.
•	By Written Proxy — All record holders can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a “street name” holder and you request to receive printed proxy materials, you will receive a written proxy card and a voting instruction card from your broker or other intermediary.

The board of directors has appointed Alan Milinazzo, president and chief executive officer, and Craig Shore, chief financial officer, chief administrative officer, treasurer and secretary, to serve as the proxies for the Annual Meeting.

If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction card provided by your broker or other intermediary except with respect to one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?”

Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

Who counts the votes?

All votes will be tabulated by Craig Shore, chief financial officer, chief administrative officer, treasurer and secretary, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

What are my choices when voting?

In the election of directors (Proposal 1), stockholders may vote for all director nominees or may withhold their votes as to one or more director nominees. With respect to the ratification of the independent registered public accounting firm (Proposal 2), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1 — FOR the election of the nominees for director.

Proposal 2 — FOR the ratification of the independent registered public accounting firm.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1 — FOR the election of the nominees for director.

Proposal 2 — FOR the ratification of the independent registered public accounting firm.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be unable to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.
•	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Annual Meeting will be counted).
•	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.
•	Giving written notice of revocation to the Company addressed to Craig Shore, chief financial officer, chief administrative officer, treasurer and secretary, at the Company’s address above, which notice must be received before noon, New York time on December 5, 2014.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the two director nominees who receive the most votes cast in the election of directors will be elected.

Assuming the presence of a quorum, the ratification of the independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that voted for or against such proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect with respect to the election of directors or ratification of the independent registered public accounting firm.

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect upon Proposals 1 and are not applicable to Proposal 2.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

When will the next stockholder advisory vote on executive compensation occur?

At our 2012 Annual Meeting of Stockholders, we submitted to stockholders an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years. “Three years” was the frequency that received the highest number of votes. In light of such outcome, we intend to hold an advisory vote on executive compensation every three years. We anticipate that the next such vote will be held at our 2015 Annual Meeting of Stockholders.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Craig Shore by email at craigs@inspiremd.com or phone at 972-3-6917691.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

The board of directors has determined that Drs. Barer and Rogers and Messrs. Loughlin and Stuka satisfy the requirement for independence set out in Section 803(A) of the NYSE MKT Company Guide and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the NYSE MKT rule referenced above.

Board Committees

Our board of directors has established an audit committee, a nominating and corporate governance committee and a compensation committee, each of which has the composition and responsibilities described below.

Audit Committee.  Our audit committee is currently comprised of Messrs. Loughlin and Stuka and Dr. Barer, each of whom our board has determined to be financially literate and qualify as an independent director under Section 803(B)(2) of the NYSE MKT Company Guide. Mr. Loughlin is the chairman of our audit committee and qualifies as a financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K, and as financially sophisticated, as defined in Section 803(B)(2)(iii) of the NYSE MKT Company Guide. The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee held a total of three meetings during the six months ended December 31, 2013 and seven meetings during the twelve months ended June 30, 2013. The audit committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.inspire-md.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (857) 453-6553.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee is currently comprised of Messrs. Berman and Stuka and Dr. Barer, each of whom qualifies as an independent director under Section 803(A) of the NYSE MKT Company Guide. Mr. Berman is the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee identifies and recommends to our board of directors individuals qualified to be director nominees. In addition, the nominating and corporate governance committee recommends to our board of directors the members and chairman of each board committee who will periodically review and assess our code of business conduct and ethics and our corporate governance guidelines. The nominating and corporate governance committee also makes recommendations for changes to our code of business conduct and ethics and our corporate governance guidelines to our board of directors, reviews any other matters related to our corporate governance and oversees the evaluation of our board of directors and our management. The nominating and corporate governance committee held a total of one meeting during the six months ended December 31, 2013 and four meetings during the twelve months ended June 30, 2013. The nominating and corporate governance committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.inspire-md.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (857) 453-6553.

Compensation Committee.  Our compensation committee is currently comprised of Messrs. Stuka and Loughlin and Dr. Barer, each of whom qualify as an independent director under Sections 803(A) and 805(c)(1) of the NYSE MKT Company Guide. Mr. Stuka is the chairman of our compensation committee. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers and directors. The compensation committee also administers our stock option plans and recommends and approves grants of stock options under such plans. The compensation committee reviews at least annually and determines the executive compensation packages for Mr. Milinazzo, including approving any grants of stock options. Mr. Milinazzo is responsible for making recommendations to the compensation committee with respect to the executive compensation packages for executive officers, including any grants of stock options. The compensation committee held a total of four meetings during the six months ended December 31, 2013 and six meetings during the twelve months ended June 30, 2013. The compensation committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.inspire-md.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (857) 453-6553.

Meetings and Attendance

The board of directors held eight meeting during the six months ended December 31, 2013 and nineteen meetings during the twelve months ended June 30, 2013, and each director attended at least 75 percent of the aggregate number of all (i) board meetings held during the period for which he was a director and (ii) committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend. One of nine directors attended our 2013 Annual Meeting of Stockholders.

Board Leadership Structure

The board of directors is committed to promoting effective, independent governance of the Company. Our board believes it is in the best interests of the stockholders and the Company for the board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the offices of the chairman of the board and the chief executive officer are held by two different people. Sol J. Barer, Ph.D., is our independent, non-executive chairman of the board of directors and Alan Milinazzo is our chief executive officer. The chief executive officer is responsible for the day to day leadership and performance of the Company, while the chairman of the board of directors provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the board. We believe that separation of the positions reinforces the independence of the board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board to monitor whether management’s actions are in the best interests of the Company and its stockholders. Furthermore, we believe that Dr. Barer is especially suited to serve as our chairman of the board, in light of his significant scientific and executive leadership experience in the U.S. biotechnology industry and his service on the board of directors of other publicly-held biopharmaceutical companies, which provide him with a unique perspective on the best methods of growth for a biotechnology company.

Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our board of directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for the company. The participation of our board of directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

The audit committee focuses on monitoring and discussing the our major financial risk exposures and the steps management has taken to monitor and control such exposures, including the our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receives direction from the full board of directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, the compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee regularly reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, reports on the findings from the discussions with our board of directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Communications with the Board of Directors

A stockholder who wishes to communicate with our board of directors, any committee of our board of directors, the non-management directors or any particular director, may do so by writing to such director or directors in care of the Secretary, c/o InspireMD, Inc., 321 Columbus Avenue, Boston, Massachusetts 02116. Our secretary will forward such communication to the full board of directors, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of our board of directors (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case our secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Nomination Policies

We have a standing nominating and corporate governance committee consisting entirely of independent directors. Each director nominee was recommended to the board by the nominating and corporate governance committee for selection.

The nominating and corporate governance committee will consider all proposed nominees for the board of directors, including those put forward by stockholders. Stockholder nominations should be addressed to the nominating and corporate governance committee in care of the Secretary, c/o InspireMD, Inc., 321 Columbus Avenue, Boston, Massachusetts 02116, in accordance with the provisions of the Company’s Amended and Restated Bylaws. The nominating and corporate governance committee annually reviews with the board the applicable skills and characteristics required of board nominees in the context of current board composition and our circumstances. In making its recommendations to the board, the nominating and corporate governance committee considers all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Generally, the nominating and corporate governance committee will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of us, our history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to us. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

The board and the nominating and corporate governance committee aim to assemble a diverse group of board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the board. The board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the board or one of its committees.

Certain Related Transactions and Relationships

On February 26, 2014, we entered into a consulting agreement with Dr. Barry, pursuant to which Dr. Barry agreed to provide us with consulting services in exchange for a monthly consultancy fee calculated at the rate of $313 per hour.

On January 3, 2013, Ofir Paz resigned as our chief executive officer, and in connection with Mr. Paz’s resignation, InspireMD Ltd. and A.S. Paz Management and Investment Ltd. entered into a separation agreement and release, pursuant to which, among other things, the consultancy agreement, dated as of April 1, 2012, by and between InspireMD Ltd. and A.S. Paz Management, was terminated and Mr. Paz resigned as chief executive officer of InspireMD Ltd. and as a director of InspireMD Ltd. In accordance with the terms of the consultancy agreement, we continued to pay Mr. Paz’s monthly consultancy fee of $21,563 for six months following termination of the consultancy agreement.

On June 1, 2012, in connection with his resignation as president and director of InspireMD Ltd. and our president, we entered into a consulting agreement with Dr. Holzer, which terminated on November 30, 2012, pursuant to which Dr. Holzer provided us with consulting services in exchange for monthly payments of $20,337. On February 21, 2013, we agreed to pay Dr. Holzer $64,195 in consideration for consulting services provided by Dr. Holzer to us since the expiration of his consulting agreement. The amount equals three months of payments under the expired consulting agreement plus applicable value added tax.

In accordance with our audit committee charter, the audit committee is required to approve all related party transactions. In general, the audit committee will review any proposed transaction that has been identified as a related party transaction under Item 404 of Regulation S-K, which means a transaction, arrangement or relationship in which we and any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of us, (ii) a security holder known to be an owner of more than 5% of our voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the six month transition period ended December 31, 2013 and the year ended June 30, 2013, and the independent auditor’s report on those financial statements, with management and with our independent auditor, Kesselman & Kesselman, Certified Public Accountants (“Kesselman”). The audit committee has also discussed with Kesselman the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from Kesselman required by applicable requirements of the Public Company Accounting Oversight Board regarding Kesselman’s communications with the audit committee concerning independence, and has discussed with Kesselman that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee determined that the Company’s audited financial statements be included in the Company’s Transition Report on Form 10-KT for the six month transition period from July 1, 2013 to December 31, 2013 that was filed with the SEC.

The Audit Committee:

Sol J. Barer, Ph.D.
James J. Loughlin (Chairman)
Paul Stuka

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 14, 2014 by:

•	each person known by us to beneficially own more than 5.0% of our common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o InspireMD, Inc., 321 Columbus Avenue, Boston, MA 02116. As of October 14, 2014, we had 36,134,465 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
5% Owners
Orbimed Advisors LLC(2)	3,395,000	(3)	9.4%
Asher Holzer, Ph.D.	1,925,110	(4)	5.3%
Opaleye Management Inc.(5)	2,086,100	(6)	5.8%
Jennison Associates LLC(7)	1,756,873	(8)	4.9%
Officers and Directors
Alan W. Milinazzo	1,311,983	(9)	3.6%
Craig Shore	257,124	(10)	*
Sol J. Barer, Ph.D.	2,841,667	(11)	7.7%
James Barry, Ph.D.	208,333	(12)	*
Michael Berman	71,472	(13)	*
James J. Loughlin	56,667	(14)	*
Campbell Rogers, M.D.	—		—
Paul Stuka	970,204	(15)	2.7%
Eli Bar	404,378	(16)	1.1%
All directors and executive officers as a group (9 persons)	6,121,828		16.1%

(*)	Represents ownership of less than one percent.
(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of October 14, 2014. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(2)	Orbimed Advisors LLC’s address is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(3)	Based on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2014 and comprised of (i) 1,018,500 shares of common stock owned directly by OrbiMed Israel Partners Limited Partnership and (ii) 2,376,500 shares of common stock owned directly by OrbiMed Private Investments IV, LP. OrbiMed Israel GP Ltd. is the general partner of OrbiMed Israel

BioFund GP Limited Partnership, which is the general partner of OrbiMed Israel Partners Limited Partnership, and each shares voting and dispositive power over the securities directly owned by OrbiMed Israel Partners Limited Partnership. Each of OrbiMed Israel GP Ltd. and OrbiMed Israel BioFund GP Limited Partnership disclaims beneficial ownership of the securities owned directly by OrbiMed Private Investments IV, LP. Samuel D. Isaly is the managing member of OrbiMed Advisors LLC and OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP IV LLC, which is the general partner of OrbiMed Private Investments IV, LP. Therefore, each of Mr. Isaly, OrbiMed Advisors LLC and OrbiMed Capital GP IV LLC shares voting and dispositive power over the securities owned directly by OrbiMed Private Investments IV, LP, but disclaims beneficial ownership of the securities owned directly by OrbiMed Israel Partners Limited Partnership.
(4)	Based on a Schedule 13D filed with the Securities and Exchange Commission on January 16, 2014.
(5)	Opaleye Management Inc.’s address is 9B Russell Street, Cambridge, MA 02140.
(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 16, 2014.
(7)	Jennison Associates LLC’s address is 466 Lexington Avenue, New York, NY 10017. These shares are also reported as beneficially owned by Prudential Financial, Inc. Prudential Financial, Inc.’s address is 751 Broad Street, Newark, NJ 07102.
(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2014 by Jennison Associates LLC and a Schedule 13G fixed with the Securities and Exchange Commission on February 5, 2014 by Prudential Financial, Inc.
(9)	Includes options to purchase 482,482 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.
(10)	Includes options to purchase 150,389 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.
(11)	Comprised of (i) 1,950,000 shares of common stock and (ii) options to purchase 891,667 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.
(12)	Includes options to purchase 58,333 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.
(13)	Includes options to purchase 41,472 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.
(14)	Includes options to purchase 41,667 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.
(15)	Paul Stuka is the principal and managing member of Osiris Investment Partners, L.P., and, as such, has beneficial ownership of the (i) 745,204 shares of common stock and (ii) currently exercisable warrants to purchase 166,667 shares of common stock held by Osiris Investment Partners, L.P., in addition to personally holding options to purchase 58,333 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.
(16)	Includes options to purchase 108,334 shares of common stock that are currently exercisable or exercisable within 60 days of October 14, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, officers and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the six months ended December 31, 2013, each of our directors, officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent stockholders.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the twelve months ended June 30, 2013, each of our directors, officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent stockholders, except that each of Messrs. Ratini and Stuka and Dr. Barer reported one transaction on a late Form 4, Mr. Milinazzo twice reported a transaction on a late Form 4 and Eli Bar reported a series of nine transactions on a late Form 4.

PROPOSAL 1: ELECTION OF CLASS 3 DIRECTORS

The board of directors currently consists of seven members and is classified into three classes. The term of one class of directors expires each year. The term of our Class 3 directors, Campbell Rogers, M.D. and James Barry, Ph.D., will expire at the Annual Meeting. The board of directors has nominated Drs. Rogers and Barry for re-election at the Annual Meeting.

Each of Drs. Rogers and Barry has been nominated to serve for a term of office to expire at the Annual Meeting of Stockholders in 2017, to hold office until his successor has been duly elected and qualified. Stockholders will be unable to vote for more than two persons. Assuming the presence of a quorum, the two director nominees who receive the most votes cast in the election of directors will be elected. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table and text set forth the name, age and positions of the director nominees and each director currently serving on our board of directors:

Name	Age	Director Class	Position	Term Expiration
Alan Milinazzo	56	Class 1	President, Chief Executive Officer and Director	2015 Annual Meeting
Sol J. Barer, Ph.D.	67	Class 1	Chairman of the Board of Directors	2015 Annual Meeting
Paul Stuka	59	Class 1	Director	2015 Annual Meeting
Michael Berman	56	Class 2	Director	2016 Annual Meeting
James J. Loughlin	71	Class 2	Director	2016 Annual Meeting
Campbell Rogers, M.D.	53	Class 3	Director	2014 Annual Meeting
James Barry, Ph.D.	55	Class 3	Chief Operating Officer and Director	2014 Annual Meeting

Biographies

Alan Milinazzo, has served as our president, chief executive officer and director since January 3, 2013. Mr. Milinazzo served as president and chief executive officer of Orthofix International N.V., a Nasdaq-listed medical device company, until August 2011, a position he was promoted to in 2006 after being hired a year earlier as chief operating officer. He also served as a director of Orthofix International N.V. from December 2006 until June 2012. From 2002 to 2005, Mr. Milinazzo was the general manager of Medtronic, Inc.’s coronary and peripheral vascular businesses. Mr. Milinazzo also spent 12 years as an executive with Boston Scientific Corporation in numerous roles, including vice president of marketing for SCIMED Europe. Mr. Milinazzo has over 20 years of experience in management and marketing, including positions with Aspect Medical Systems and American Hospital Supply. As chief executive officer, Mr. Milinazzo’s position on the board ensures a unity of vision between the broader goals of our company and our day-to-day operations.

Mr. Milinazzo is a party to an agreement related to his service as president, chief executive officer and director described under “Executive Compensation — Agreements with Executive Officers.”

Sol J. Barer, Ph.D., has served as a director since July 11, 2011 and has served as our chairman since November 16, 2011. Dr. Barer has more than 30 years of experience with publicly traded biotechnology companies. In 1980, when Dr. Barer was with Celanese Research Company, he formed the biotechnology group that was subsequently spun out to form Celgene Corporation. Dr. Barer spent 18 years leading Celgene Corporation as president, chief operating officer and chief executive officer, culminating with his tenure as Celgene Corporation’s executive chairman and chairman beginning in May 2006 until his retirement in June 2011. Dr. Barer is also a director of Cerecor, Inc., Edge Therapeutics, Inc., Medgenics, Inc., ContraFect Corporation, Amicus Therapeutics, Inc. and Aegerion Pharmaceuticals, Inc. and serves as a senior advisor to a number of other biotechnology companies. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University. Dr. Barer brings to the board significant scientific and executive leadership experience in the U.S. biotechnology industry and prior service on the board of directors of other publicly-held biopharmaceutical companies, as well as a unique perspective on the best methods of growth for a biotechnology company.

James Barry, Ph.D., has served as our executive vice president and chief operating officer since July 14, 2014 and as a director since January 30, 2012. Dr. Barry served as president and chief executive officer at Arsenal Medical Inc., a medical device company focused on local therapy, from November 2012 until December 2013 and as executive vice president and chief operating officer from September 2011 until November 2012. Until June 2010, he was senior vice president, corporate technology development at Boston Scientific Corporation, where he was in charge of the corporate research and development and pre-clinical sciences functions. Dr. Barry joined Boston Scientific in 1992 and oversaw its efforts in the identification and development of drug, device and biological systems for applications with implantable and catheter-based delivery systems. He currently serves on a number of advisory boards including the College of Biomedical Engineering at Yale University, the College of Sciences at University of Massachusetts-Lowell, and the Massachusetts Life Science Center. Dr. Barry received his Ph.D. in Biochemistry from the University of Massachusetts-Lowell and holds a B.A. degree in Chemistry from Saint Anselm College. Dr. Barry brings to the board over 20 years of experience in leadership roles in the medical device industry and significant medical technology experience, in particular with respect to interventional cardiology products.

Dr. Barry is a party to an agreement related to his service as executive vice president and chief operating officer described under “Executive Compensation — Agreements with Executive Officers.”

Michael Berman, has served as our director since February 7, 2013. Mr. Berman is a medical device entrepreneur who works with high-potential development and early-stage commercial companies. From 2005 to 2012, when the company was sold to Boston Scientific, Mr. Berman was a co-founder and the chairman of BridgePoint Medical, Inc., which developed technology to treat coronary and peripheral vascular chronic total occlusions. Mr. Berman was also a member of the board of UltraShape Ltd. from 2005 until 2011, when the company was sold to Syneron Medical Ltd. Mr. Berman has served (i) since 2003 as co-founder and a director of Aetherworks I and II, a medical device incubator, (ii) since 2004 as a co-founder and director of Benechill, Inc., a company developing a therapeutic hypothermia system for the treatment of cardiac arrest, (iii) since 2011 as an advisor to, and since 2012 as a director of, Cardiosonic, Inc., a company developing a system for hypertension reduction via renal denervation, (iv) since 2005 as a director of PharmaCentra, LLC, which creates customizable marketing programs that help pharmaceutical companies communicate with physicians and patients, (v) since 2011 as a co-founder and director of Rebiotix Inc., a company developing an innovative treatment for C Diff colitis, (vi) since 2011 as a director of AngioSlide Ltd., a medical device company that has developed an embolic capture angioplasty device, (vii) since 2011 as a director of InterValve, Inc., a medical device company developing an aortic valvuloplasty balloon for treatment of calcific aortic stenosis and (viii) since 2013 as a Director of ClearCut Inc., a medical device company that has developed an MRI system for tumor margin assessment. Mr. Berman was a member of the Data Sciences International, Inc. board from 2001 until 2012. Mr. Berman brings to the board his extensive executive and entrepreneurial experiences in the field of medical devices and interventional cardiology, which should assist in strengthening and advancing our strategic focus.

James J. Loughlin has served as our director since September 19, 2012. Mr. Loughlin served as the national director of the pharmaceuticals practice at KPMG LLP, and a five-year term as member of the board of directors of KPMG LLP. Additionally, Mr. Loughlin served as chairman of the pension and investment committee of the KPMG LLP board from 1995 through 2001. He also served as partner in charge of human resources, chairman of the personnel and professional development committee, secretary and trustee of the Peat Marwick Foundation and a member of the pension, operating and strategic planning committees. In addition, Mr. Loughlin has served as a member of the board of directors of Celgene Corporation, a global biopharmaceutical company focused on novel therapies for the treatment of cancer and inflammatory diseases, since 2006, including as chairman of the audit committee since June 2008 and a member of the compensation committee since June 2008. Mr. Loughlin served as a member of the board of directors of Alfacell Corporation, a biopharmaceutical company primarily focused on therapeutic drugs for the treatment of cancer and other pathological conditions, until 2008 and Datascope Corp., a medical device company engaged in the interventional cardiology and radiology, cardiovascular and vascular surgery, and critical care fields, until January 2009. Mr. Loughlin brings to the board his valuable experiences as the former national director of the pharmaceuticals practice at KPMG LLP, an extensive background in accounting and financial reporting, qualifying him as an audit committee financial expert, and prior service on the board of directors of other publicly-held biopharmaceutical companies.

Campbell Rogers, M.D., has served as a director since September 3, 2013. Dr. Rogers has served as chief medical officer of HeartFlow, Inc., a cardiovascular diagnostics company, since March 2012. Prior to joining HeartFlow, Inc., he was the chief scientific officer and global head of research and development at Cordis Corporation, Johnson & Johnson, where he was responsible for leading investments and research in cardiovascular devices, from July 2006 to March 2012. Prior to that, he was associate professor of medicine at Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology and director of the cardiac catheterization and experimental cardiovascular interventional laboratories at Brigham and Women’s Hospital. He has also served as principal investigator for numerous interventional cardiology device, diagnostic, and pharmacology trials, is the author of numerous journal articles, chapters, and books in the area of coronary artery and other cardiovascular diseases and was the recipient of research grant awards from the National Institute of Health and the American Heart Association. He received his A.B. from Harvard College and his M.D. from Harvard Medical School. Dr. Rogers’ qualifications to serve on the board include his significant experience in cardiovascular devices, as well as his familiarity with the operations of medical device companies.

Paul Stuka, has served as a director since August 8, 2011. Mr. Stuka has served as the managing member of Osiris Partners, LLC, an investment fund, since 2000. Prior to forming Osiris Partners, LLC, Mr. Stuka, with 30 years of experience in the investment industry, was a managing director of Longwood Partners, managing small cap institutional accounts. In 1995, Mr. Stuka joined State Street Research and Management as manager of its Market Neutral and Mid Cap Growth Funds. From 1986 to 1994, Mr. Stuka served as the general partner of Stuka Associates, where he managed a U.S.-based investment partnership. Mr. Stuka began his career in 1980 as an analyst at Fidelity Management and Research. As an analyst, Mr. Stuka followed a wide array of industries including healthcare, energy, transportation, and lodging and gaming. Early in his career he became the assistant portfolio manager for three Fidelity Funds, including the Select Healthcare Fund which was recognized as the top performing fund in the U.S. for the five-year period ending December 31, 1985. Mr. Stuka has served as a director of Lucid, Inc. since June 2013. Mr. Stuka’s qualifications to serve on the board include his significant strategic and business insight from his years of experience investing in the healthcare industry.

Family Relationships

We have no family relationships amongst our directors and executive officers.

Vote Required

The two director nominees who receive the most votes cast in the election of directors will be elected.

The board of directors recommends a vote FOR the director nominees.

EXECUTIVE OFFICERS

In addition to Alan Milinazzo and James Barry, Ph.D., whose information is set forth above under the caption “Proposal 1: Election of Class 3 Directors — Directors and Nominees” and “Proposal 1: Election of Class 3 Directors — Biographies,” below is certain information with respect to our other executive officers.

Name	Age	Position(s)
Craig Shore	53	Chief Financial Officer, Secretary and Treasurer
Rick Olson	52	Vice President of Global Sales Operations
Eli Bar	49	Senior Vice President of Research and Development and Chief Technical Officer of InspireMD Ltd.

Our officers hold office until the earlier of their death, resignation or removal by our board of directors or until their successors have been selected. They serve at the pleasure of our board of directors.

Craig Shore, has served as our chief financial officer, secretary and treasurer since March 31, 2011 and as our chief administrative officer since May 3, 2013. In addition, since November 10, 2010, Mr. Shore has served as InspireMD Ltd.’s vice president of business development. From February 2008 through June 2009, Mr. Shore served as chief financial officer of World Group Capital Ltd. and Nepco Star Ltd., both publicly traded companies on the Tel Aviv Stock Exchange, based in Tel Aviv, Israel. From March 2006 until February 2008, Mr. Shore served as the chief financial officer of Cellnets Solutions Ltd., a provider of advanced cellular public telephony solutions for low to middle income populations of developing countries based in Azur, Israel. Mr. Shore has over 25 years of experience in financial management in the U.S., Europe and Israel. His experience includes raising capital both in the private and public markets. Mr. Shore graduated with honors and received a B.Sc. in Finance from Pennsylvania State University and an M.B.A. from George Washington University.

Rick Olson, has served as our vice president of global sales operations since December 1, 2013. Prior to joining us, Mr. Olson served as the Director of International Strategy and HPMS (High Performance Management System) at Covidien Ltd. following its acquisition of ev3 Inc. From 2001 to 2010, Mr. Olson served in various roles at ev3 Inc., including as its Director of International Neurovascular Marketing & Sales Force Development from 2009 to 2010, its Regional Director, Northern Europe/UK Country Manager/UK PV Sales Manager from 2007 to 2010, its Sales Director, European Distributors from 2006 to 2007 and various other roles from 2001 to 2006 as one of ev3 Inc.’s original employees. Prior to that, Mr. Olson spent nine years at Boston Scientific where he served in various sales and marketing leadership positions both in Europe and the United States. Mr. Olson holds a Bachelor's Degree in Psychology from Oregon State University.

Eli Bar, has served as InspireMD Ltd.’s senior vice president of research and development and chief technical officer since February 2011. Prior to that, he served as InspireMD Ltd.’s vice president of research and development since October 2006 and engineering manager since June 2005. Mr. Bar has over 15 years’ experience in medical device product development. Mr. Bar has vast experience building a complete research and development structure, managing teams from the idea stage to an advanced marketable product. He has been involved with many medical device projects over the years and has developed a synthetic vascular graft for femoral and coronary artery replacement, a covered stent and a fully implantable ventricular assist device. Mr. Bar has more than nine filed device and method patent applications and he has initiated two medical device projects. Mr. Bar is also a director of Blue Surgical Ltd., a medical device company based in Israel. Mr. Bar graduated from New Haven University in Connecticut with a B.Sc. in Mechanical Engineering.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the sixth month transition period ended December 31, 2013, the twelve month period ended June 30, 2013, the six month period ended June 30, 2012 and the twelve month period ended December 31, 2011, the compensation earned by Alan Milinazzo, our president and chief executive officer, Craig Shore, our chief financial officer, secretary and treasurer and Eli Bar, the senior vice president of research and development and chief technical officer of InspireMD Ltd.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)(1)		Restricted Stock Awards ($)(2)	Option Awards ($)(2)		All Other Compensation ($)(1)		Total ($)(1)
Alan Milinazzo President and Chief Executive Officer(3)	2013	(4)	225,000	275,000	(5)	267,608	164,736		11,775	(6)	511,775
	2013	(7)	222,500	—		1,988,725	1,837,440		9,813	(6)	4,058,478

Craig Shore Chief Financial Officer, Secretary and Treasurer(8)	2013	(4)	92,150	50,137	(5)	238,700	146,941		36,925	(9)	179,212
	2013	(7)	165,083	—		—	45,059		42,881	(9)	253,023
	2012	(10)	76,717	—		—	139,499		18,180	(9)	234,396
	2011	(11)	118,333	—		—	260,554		40,546	(9)	419,433
Eli Bar Senior Vice President of Research and Development and Chief Technical Officer of InspireMD Ltd.(14)	2013	(4)	92,150	44,184	(5)	—	—		36,714	(12)	173,048
	2013	(7)	165,083	—		—	—		43,575	(12)	208,658
	2012	(10)	77,100	12,850		—	—		22,482	(12)	112,432
	2011	(11)	122,760	—		—	185,175	(13)	42,459	(12)	350,394

(1)	Compensation amounts received in non-U.S. currency have been converted into U.S. dollars using the average exchange rate for the applicable period. The average exchange rate for the sixth month transition period ended December 31, 2013 was 3.545 NIS per dollar, the average exchange rate for the twelve month period ended June 30, 2013 was 3.7944 NIS per dollar, the average exchange rate for the six month period ended June 30, 2012 was 3.80 NIS per dollar and the average exchange rate for the twelve month period ended December 31, 2011 was 3.5781 NIS per dollar.
(2)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to the six month transition period ended December 31, 2013, the twelve month period ended June 30, 2013, the six month period ended June 30, 2012 and the twelve month period ended December 31, 2011 in accordance with FASB ASC Topic 718. Fair value is based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date. For additional discussion of the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Share-based compensation” and Note 2 — “Significant Accounting Policies” and Note 9 — “Equity” of the Notes to the Consolidated Financial Statements for the Six Months Ended December 31, 2013 included herein.
(3)	Mr. Milinazzo served as our director during the six months ended December 31, 2013 and the twelve months ended June 30, 2013 but did not receive any additional compensation for his services as director.
(4)	Refers to our transition period from July 1, 2013 to December 31, 2013.
(5)	Bonuses for the 2013 calendar year were approved by the Compensation Committee in January 2014.
(6)	Mr. Milinazzo’s other compensation consisted solely of benefits related to health insurance.
(7)	Refers to the twelve month period ended June 30, 2013.
(8)	For the twelve months ended June 30, 2012, Mr. Shore’s total compensation was $334,208, consisting of $156,873 in salary, $139,499 in option awards and $37,836 in other compensation.
(9)	Mr. Shore’s other compensation consisted solely of benefits in the six months ended December 31, 2013, the twelve months ended June 30, 2013 and the six months ended June 30, 2012 and consisted of a warrant award valued at $5,266 and $35,280 in benefits in the twelve months ended December 31, 2011. In each of the periods reported, Mr. Shore’s benefits included our contributions to his severance, pension, vocational studies and disability funds, an annual recreation payment, a company car and cell phone, and a daily food allowance.

(10)	Refers to the six month period ended June 30, 2012.
(11)	Refers to the twelve month period ended December 31, 2011.
(12)	Mr. Bar’s other compensation in each of the periods reported consisted solely of benefits, including our contributions to his severance, pension, vocational studies and disability funds, an annual recreation payment, a company car and cell phone, and a daily food allowance.
(13)	On June 1, 2011, Mr. Bar was awarded options to acquire up to 50,000 shares of common stock at an exercise price of $11.00 per share (as adjusted for the one-for-four reverse stock split of our common stock) as a bonus payment for his contributions to our company in 2010. The options had a fair market value of $268,381. In August 2011, we cancelled these options and reissued an option to purchase 50,000 shares of common stock at an exercise price of $7.72 because our board of directors determined that the $11.00 (as adjusted for the one-for-four reverse stock split of our common stock) exercise price was too far out of the money to achieve the compensatory and incentive purposes of the options. The new options had a fair market value of $185,175.
(14)	For the twelve months ended June 30, 2012, Mr. Bar’s total compensation was $390,379, consisting of $156,873 in salary, $12,850 in bonus, $185,175 in option awards and $35,481 in other compensation.

Agreements with Executive Officers

Alan Milinazzo

On January 3, 2013, we entered into an employment agreement with Alan Milinazzo to serve as our president, chief executive officer and a director. The employment agreement has an initial term that ends on January 1, 2016 and will automatically renew for additional one-year periods on January 1, 2016 and on each January 1 thereafter unless either party gives the other party written notice of its election not to extend such employment at least six months prior to the next January 1 renewal date. If a change in control occurs when less than two full years remain in the initial term or during any renewal term, the employment agreement will automatically be extended for two years from the change in control date and will terminate on the second anniversary of the change in control date.

Under this employment agreement, Mr. Milinazzo is entitled to an annual base salary of at least $450,000. Such amount may be reduced only as part of an overall cost reduction program that affects all senior executives of the company and does not disproportionately affect Mr. Milinazzo, so long as such reductions do not reduce the base salary to a rate that is less than 90% of the amount set forth above (or 90% of the amount to which it has been increased). The base salary will be reviewed annually by the board for increase as part of its annual compensation review. Mr. Milinazzo is also eligible to receive an annual bonus of at least $275,000 upon the achievement of reasonable target objectives and performance goals, to be determined by the board of directors in consultation with Mr. Milinazzo on or before the end of the first quarter of the fiscal year to which the bonus relates and, in the event actual performance exceeds the goals, the board may, in its sole discretion, pay Mr. Milinazzo bonus compensation of more than $275,000. In addition, Mr. Milinazzo is eligible to receive such additional bonus or incentive compensation as the board may establish from time to time in its sole discretion. In accordance with this employment agreement, on January 3, 2013, we granted Mr. Milinazzo a nonqualified stock option to purchase 525,927 shares of our common stock, made pursuant to a nonqualified stock option agreement, an incentive stock option to purchase 74,073 shares of our common stock, made pursuant to an incentive stock option agreement, and 400,000 shares of restricted stock, which are subject to forfeiture until the vesting of such shares, made pursuant to a restricted stock award agreement. The options have an exercise price of $4.05, which was the fair market value of our common stock on the date of grant. The options are subject to a three-year vesting period subject to Mr. Milinazzo’s continued service with us, with one-thirty-sixth ( 1/36th) of such awards vesting each month. The shares of restricted stock initially vested monthly over thirty-six months, with  1/36 vesting on February 3, 2013, March 3, 2013 and April 3, 2013. The grant was then amended to vest annually over three years, with  9/36 vesting on January 3, 2014, and one-third vesting on January 3, 2015 and January 3, 2016. On or before December 31 of each calendar year, Mr. Milinazzo will be eligible to receive an additional grant of equity awards equal, in the aggregate, to up to 0.5% of actual outstanding shares of our common stock on the date of grant, provided that the actual amount of the grant will be based on his achievement of certain performance objectives as established by the board, in its reasonable discretion, for each such calendar year. Each additional grant will, with respect to any awards that are options, have an exercise price equal to the fair market value of our common stock, and will be subject to a three-year vesting period subject to Mr. Milinazzo’s continued service with us, with one-third of each additional grant vesting equally on the first, second, and third anniversary of the date of grant for such awards.

Mr. Milinazzo’s employment agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Milinazzo.

Pursuant to Mr. Milinazzo’s employment agreement, if Mr. Milinazzo’s employment is terminated upon his death or disability, by Mr. Milinazzo for good reason (as such term is defined in Mr. Milinazzo’s employment agreement), or by us without cause (as such term is defined in Mr. Milinazzo’s employment agreement), Mr. Milinazzo will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary and accrued vacation): (i) the pro rata amount of any bonus for the fiscal year of such termination (assuming full achievement of all applicable goals under the bonus plan) that he would have received had his employment not been terminated; (ii) a one-time lump sum severance payment equal to 200% of his base salary, provided that he executes a release relating to employment matters and the circumstances surrounding his termination in favor of the company, our subsidiaries and our officers, directors and related parties and agents, in a form reasonably acceptable to us at the time of such termination; (iii) vesting of 50% of all unvested stock options, restricted stock, stock appreciation rights or similar stock based rights granted to Mr. Milinazzo, and lapse of any forfeiture included in such restricted or other stock grants; (iv) an extension of the term of any outstanding stock options or stock appreciation rights until the earlier of (a) two (2) years from the date of termination, or (b) the latest date that each stock option or stock appreciation right would otherwise expire by its original terms; (v) to the fullest extent permitted by our then-current benefit plans, continuation of health, dental, vision and life insurance coverage for the lesser of 18 months after termination or until Mr. Milinazzo obtains coverage from a new employer; and (vi) a cash payment of $35,000, which Mr. Milinazzo may use for executive outplacement services or an education program. The payments described above will be reduced by any payments received by Mr. Milinazzo pursuant to any of our employee welfare benefit plans providing for payments in the event of death or disability. If Mr. Milinazzo continues to be employed by us after the term of his employment agreement, unless otherwise agreed by the parties in writing, and Mr. Milinazzo’s employment is terminated upon his death or disability, by Mr. Milinazzo for good reason, or by us without cause, Mr. Milinazzo will be entitled to receive, in addition to other unpaid amounts owed to him, the payments set forth in (i), (ii) and (iv) above. If, during the term of his employment agreement, we terminate Mr. Milinazzo’s employment for cause, Mr. Milinazzo will only be entitled to unpaid amounts owed to him and whatever rights, if any, are available to him pursuant to our stock-based compensation plans or any award documents related to any stock-based compensation.

Mr. Milinazzo has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a change in control. However, if within 24 months following a change in control, (a) Mr. Milinazzo terminates his employment for good reason, or (b) we terminate his employment without cause, the lump sum severance payment to which he is entitled will be increased from 200% of his base salary to 250% of his base salary and all stock options, restricted stock units, stock appreciation rights or similar stock-based rights granted to him will vest in full and be immediately exercisable and any risk of forfeiture included in restricted or other stock grants previously made to him will immediately lapse.

Craig Shore

On May 5, 2014, we entered into an amended and restated employment agreement with Craig Shore, our chief financial officer, pursuant to which that certain employment agreement dated November 24, 2010 by and between Mr. Shore and InspireMD Ltd., our wholly owned subsidiary, was amended and restated in its entirety. The employment agreement has an initial term that ends on April 20, 2017 and will automatically renew for additional one-year periods on April 21, 2017 and on each April 21st thereafter unless either party gives the other party written notice of its election not to extend such employment at least six months prior to the next April 21st renewal date. If a change in control occurs when less than two full years remain in the initial term or during any renewal term, the employment agreement will automatically be extended for two years from the change in control date and will terminate on the second anniversary of the change in control date.

Under the terms of the employment agreement, Mr. Shore is entitled to an annual base salary of at least $220,000, retroactive to January 1, 2014. Such amount may be reduced only as part of an overall cost reduction program that affects all of our senior executives and does not disproportionately affect Mr. Shore, so long as such reduction does not reduce the base salary to a rate that is less than 90% of the amount set forth above (or 90% of the amount to which it has been increased). The base salary will be reviewed annually by our chief executive officer for increase as part of our annual compensation review. Mr. Shore is also eligible to receive an annual bonus in an amount equal to 45% of his then-annual salary upon the achievement of reasonable target objectives and performance goals, to be determined by the board of directors in consultation with Mr. Shore and based on the percentages set forth in his employment agreement. In addition, Mr. Shore is eligible to receive such additional bonus or incentive compensation as the board may establish from time to time in its sole discretion. Mr. Shore will also be considered for grants of equity awards each year as part of the board’s annual compensation review, which will be made at the sole discretion of the board of directors. Each grant will, with respect to any awards that are options, have an exercise price equal to the fair market value of our common stock, and will be subject to a three-year vesting period subject to Mr. Shore’s continued service with us, with one-third of each additional grant vesting equally on the first, second, and third anniversary of the date of grant for such awards.

The employment agreement also contains certain standard noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Mr. Shore.

If during the term of the employment agreement, Mr. Shore’s employment is terminated upon his death or disability or by us without cause (as such term is defined in Mr. Shore’s employment agreement), Mr. Shore will be entitled to receive, in addition to any other unpaid amounts owed to him under the manager’s insurance policy: (i) any unpaid base salary and accrued unpaid vacation or earned incentive compensation plus the pro rata amount of any bonus for the fiscal year of such termination (based on the number of business days he was actually employed by us during the fiscal year of such termination and based on the percentage of the goals that he actually achieved under the bonus plan) that he would have received had his employment not been terminated; (ii) a one-time lump sum severance payment equal to 100% of his base salary, provided that he executes a release relating to employment matters and the circumstances surrounding his termination in favor of us, our subsidiaries and our officers, directors and related parties and agents, in a form reasonably acceptable to us at the time of such termination; (iii) vesting of 50% of all unvested stock options granted to Mr. Shore; (iv) an extension of the exercise period of all vested stock options granted to Mr. Shore until the earlier of (a) two years from the date of termination or (b) the latest date that each stock option would otherwise expire by its original terms; (v) to the fullest extent permitted by our then-current benefit plans, continuation of health, dental, vision and life insurance coverage for the lesser of 12 months after termination or until Mr. Shore obtains coverage from a new employer; and (vi) reimbursement of up to $30,000 for executive outplacement services, subject to certain restrictions. The payments described above will be reduced by any payments received by Mr. Shore pursuant to any of our employee welfare benefit plans providing for payments in the event of death or disability. If, during or after the term of his employment agreement, Mr. Shore’s employment is terminated by us for cause or by Mr. Shore voluntarily, Mr. Shore will only be entitled to unpaid amounts owed to him (e.g., for base salary, accrued vacation and incentive vacation earned through the date of such termination) and whatever rights, if any, are available to him pursuant to our stock-based compensation plan or any award documents related to any stock-based compensation.

Mr. Shore has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a change in control. However, if within 24 months following a change in control, (a) Mr. Shore terminates his employment for good reason, or (b) we terminate Mr. Shore’s employment without cause, he is entitled to receive the full lump sum severance payment equal to 100% of his base salary and all stock options, stock appreciation rights or similar stock-based rights granted to him will vest in full and be immediately exercisable and any risk of forfeiture included in restricted or other stock grants previously made to him will immediately lapse.

Mr. Shore is also entitled to participate in or receive benefits under our social insurance and benefits plans, including but not limited to our manager’s insurance policy and education fund, which are customary benefits provided to executive employees in Israel. A management insurance policy is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability pension payments. An education fund is a savings fund of pre-tax contributions to be used after a specified period of time for advanced educational training and other permitted purposes, as set forth in the by-laws of the education fund. We will make periodic contributions to these insurance and social benefits plans based on certain percentages of Mr. Shore’s base salary, including (i) 7.5% to the education fund and (ii) 15.83% to the manager’s insurance policy, of which 8.33% will be allocated to severance pay, 5% to pension fund payments and 2.5% to disability pension payments. Upon the termination of Mr. Shore’s employment for any reason other than for cause, Mr. Shore will be entitled to receive the total amount contributed to and accumulated in his manager insurance policy fund.

Eli Bar

On June 26, 2005, InspireMD Ltd. entered into an employment agreement with Eli Bar to serve as InspireMD Ltd.’s engineering manager. Pursuant to this employment agreement, Mr. Bar is entitled to a monthly gross salary of $8,750, which amount increased to $10,620 as of July 1, 2011 and further increased to $14,583 on April 22, 2013, retroactive to January 1, 2013. Mr. Bar is also entitled to certain social and fringe benefits as set forth in the employment agreement including a company car. The employment agreement also contains certain confidentiality, non-competition and non-solicitation requirements for Mr. Bar. Under the agreement, if Mr. Bar’s employment is terminated, with or without cause, he is entitled to at least 60 days’ prior written notice and shall be paid his salary in full and all social and fringe benefits during such notice period. On April 22, 2013, we modified the compensation package for Mr. Bar to provide for (i) the aforementioned increase in base salary, (ii) Mr. Bar being eligible to receive an annual bonus equal to up to 30% of his base salary, at the sole discretion of our compensation committee, in consultation with our chief executive officer, and (iii) the following termination benefits upon Mr. Bar’s termination of service as a result of death, disability or termination by us without “cause”: (a) a one-time lump sum severance payment in an amount equal to 100% of Mr. Bar’s annual base salary; (b) 50% vesting of all unvested stock options, restricted stock, restricted stock units, stock appreciation rights or similar stock based rights outstanding at the time of termination of service; and (c) the right to exercise any outstanding stock options or stock appreciation rights for a period equal to the lesser of (x) two years from the date of termination of service, or (y) the period remaining until the original expiration date of any such outstanding stock options or stock appreciation rights. We also modified Mr. Bar’s outstanding options as of April 22, 2013, to provide that, upon a termination of service as a result of death, disability, resignation by Mr. Bar for “good reason, or by us without “cause,” (i) 50% of the remaining unvested portion of such outstanding options shall vest, and (ii) Mr. Bar has a period equal to the lesser of (A) two years from the date of termination of service, or (B) the period remaining until the original expiration date of such outstanding options, to exercise such outstanding options. On January 29, 2014, we further modified the compensation package for Mr. Bar so that he would be eligible to receive an annual bonus of up to 45% of his base salary for 2014.

In June 2011, Mr. Bar was awarded an option to acquire up to 50,000 shares of common stock at an exercise price of $11.00 per share (as adjusted for the one-for-four reverse stock split of our common stock that occurred on December 21, 2012) as a bonus payment for his significant contributions to our company, including Mr. Bar’s continued exemplary performance and contributions to the clinical development of our product and the desire to continue to retain his services and keep his compensation consistent with what we pay to our other senior executives. We determined that granting Mr. Bar more of an equity interest would further increase his opportunity to share in our future financial success and align his objectives with those of our stockholders. The option vests on an annual basis over a three year period. The exercise price was the fair market value of our common stock on the date of grant. In August 2011, we cancelled this option and reissued an option to purchase 50,000 shares of common stock at an exercise price of $7.72 because our board of directors determined that the $11.00 exercise price was too far out of the money to achieve the compensatory and incentive purposes of the options. The exercise price of the new option was the fair market value of our common stock on the date of grant.

On January 31, 2014, Mr. Bar received a 2014 annual equity grant consisting of 29,735 shares of our restricted common stock and an option to purchase 96,670 shares of our common stock, at an exercise price of $2.97 per share. Each grant vests in three equal annual installments, with one-third vesting on the first, second and third anniversaries of the date of grant, subject to Mr. Bar’s continued service with us.

Subject to certain conditions, either party to our employment agreement with Mr. Bar may terminate the employment agreement without “cause” (as such term is defined in Mr. Bar’s employment agreement with us) upon at least 60 days’ prior written notice to the other party. During such notice period, we will continue to compensate Mr. Bar according to his employment agreement and Mr. Bar will be obligated to continue to discharge and perform all of his duties and obligations under his employment agreement, and to cooperate with us and use his best efforts to assist with the integration of any persons that we have delegated to assume Mr. Bar’s responsibilities. We believe that our severance arrangement with Mr. Bar will assist us in achieving a successful transition upon Mr. Bar’s departure. In addition, upon termination without “cause,” we have the right to pay Mr. Bar a lump payment representing his compensation for the notice period and terminate Mr. Bar’s employment immediately.

If Mr. Bar’s employment is terminated without cause, Mr. Bar will also be entitled under Israeli law to severance payments equal to his last month’s salary multiplied by the number of years Mr. Bar has been employed with us. In order to finance this obligation, we make monthly contributions equal to 8.33% of Mr. Bar’s salary each month to a severance payment fund. The total amount accumulated in his severance payment fund as of December 31, 2013 was $92,906, as adjusted for conversion from New Israeli Shekels to U.S. dollars. However, if Mr. Bar’s employment was terminated without cause, on account of a disability or upon his death, as of December 31, 2013, Mr. Bar would be entitled to receive $134,357 in severance under Israeli law, thereby requiring us to pay Mr. Bar $41,451, in addition to releasing the $92,906 in his severance payment fund. In addition, Mr. Bar would be entitled to receive his full severance payment under Israeli law, including the total amount contributed to and accumulated in his severance payment fund, if he retires from our company at or after age 67.

We are entitled to terminate Mr. Bar’s employment immediately at any time for “cause” (as such term is defined in the agreement and the Israeli Severance Payment Act 1963), upon which, after meeting certain requirements under the applicable law and recent Israeli Labor court requirements, we believe we will have no further obligation to compensate Mr. Bar.

In addition, pursuant to terms contained in Mr. Bar’s stock option award agreement, in the event of a change of control of our company, the stock options granted to Mr. Bar that were unvested will vest immediately upon such change of control if such stock options are not assumed or substituted by the surviving company. Also, upon termination of Mr. Bar’s employment for any reason, we will compensate him for all unused vacation days accrued.

James Barry, Ph.D.

On July 14, 2014, we entered into an employment agreement with James Barry, Ph.D. to serve as our executive vice president and chief operating officer. The employment agreement has an initial term that ends on July 14, 2017 and will automatically renew for additional one-year periods on July 14, 2017 and on each July 14 thereafter unless either party gives the other party written notice of its election not to extend such employment at least six months prior to the next July 14 renewal date. If a change in control occurs when less than two full years remain in the initial term or during any renewal term, the employment agreement will automatically be extended for two years from the change in control date and will terminate on the second anniversary of the change in control date.

Under the employment agreement, Dr. Barry is entitled to an annual base salary of $365,000. Such amount may be reduced only as part of an overall cost reduction program that affects all of our senior executives and does not disproportionately affect Dr. Barry, so long as such reductions do not reduce the base salary to a rate that is less than 90% of the amount set forth above (or 90% of the amount to which it has been increased). The base salary will be reviewed annually by the chief executive officer as part of our annual compensation review. Dr. Barry is also eligible to receive an annual bonus of at least $225,000 upon the achievement of reasonable target objectives and performance goals, to be determined by the board of directors in consultation with Dr. Barry. In the event that Dr. Barry’s actual performance exceeds the goals, the board of directors may, in its sole discretion, pay Dr. Barry bonus compensation of more than $225,000. In accordance with the employment agreement, on July 14, 2014, Dr. Barry received a nonqualified stock option to purchase 335,058 shares of our common stock, made pursuant to a nonqualified stock option agreement, an incentive stock option to purchase 114,942 shares of our common stock, made pursuant to an incentive stock option agreement, and 150,000 shares of restricted stock, made pursuant to a restricted stock award agreement. The options have an exercise price of $2.61, which was the fair market value of our common stock on the date of grant. Both the options and the restricted stock are subject to a three-year vesting period subject to Dr. Barry’s continued service with us, with one-third ( 1/3rd) of such awards vesting on the first, second and third anniversary of the grant date. Dr. Barry will also be eligible to receive additional stock based compensation, which will be considered annually as part of the annual compensation review of the board of directors, but any such grants will be at the sole discretion of the board.

The employment agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Dr. Barry.

If, during the term of the employment agreement, Dr. Barry’s employment is terminated upon his death or disability, by Dr. Barry for good reason, or by us without cause, Dr. Barry will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary and accrued vacation): (i) the pro rata amount of any bonus for the fiscal year of such termination (assuming full achievement of all applicable goals under the bonus plan) that he would have received had his employment not been terminated; (ii) a one-time lump sum severance payment equal to 150% of his base salary, provided that he executes a release relating to employment matters and the circumstances surrounding his termination in favor of us, our subsidiaries and officers, directors and related parties and agents, in a form reasonably acceptable to us at the time of such termination; (iii) vesting of 50% of all unvested stock options, restricted stock shares, restricted stock units, stock appreciation rights or similar stock based rights granted to Dr. Barry, and lapse of any forfeiture included in such restricted or other stock grants; (iv) an extension of the term of any outstanding stock options or stock appreciation rights until the earlier of (a) eighteen months from the date of termination, or (b) the latest date that each stock option or stock appreciation right would otherwise expire by its original terms; (v) to the fullest extent permitted by our then-current benefit plans, continuation of health, dental, vision and life insurance coverage for up to 18 months unless Dr. Barry secures coverage from a new employer; and (vi) a cash payment of $25,000, which Dr. Barry may use for executive outplacement services or an education program. The payments described above will be reduced by any payments received by Dr. Barry pursuant to any of our employee welfare benefit plans providing for payments in the event of death or disability. If Dr. Barry continues to be employed by us after the term of the employment agreement, unless otherwise agreed in writing, and Dr. Barry’s employment is terminated upon his death or disability, by Dr. Barry for good reason, or by us without cause, Dr. Barry will be entitled to receive, in addition to other unpaid amounts owed to him, the payments set forth in (i), (ii) and (iv) above.

If, during the term of the employment agreement, we terminate Dr. Barry’s employment for cause, Dr. Barry will only be entitled to unpaid and accrued amounts owed to him through the date of termination and whatever rights, if any, are available to him pursuant to our stock-based compensation plans or any award documents related to any stock-based compensation.

Dr. Barry has no specific right to terminate the employment agreement or right to any severance payments or other benefits solely as a result of a change in control. However, if within 24 months following a change in control, (a) Dr. Barry terminates his employment for good reason, or (b) we terminate his employment without cause, the lump sum severance payment to which he is entitled will be increased from 150% of his base salary to 250% of his base salary and all stock options, restricted stock shares, restricted stock units, stock appreciation rights or similar stock-based rights granted to him will vest in full and be immediately exercisable and any risk of forfeiture included in restricted or other stock grants previously made to him will immediately lapse.

Grants of Plan-Based Awards — Transition Period

There have been no grants of plan-based awards to our named executive officers in the sixth month transition period ended December 31, 2013.

Outstanding Equity Awards at December 31, 2013

The following table shows information concerning unexercised options and unvested restricted shares outstanding as of December 31, 2013 for each of our named executive officers.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Alan Milinazzo	183,333	(1)	416,667	(1)	4.05	1/3/2023	—		—
							366,667	(2)	902,001
			297,447	(3)	2.05	4/25/2023	—		—
							179,866	(4)	442,470
Craig Shore	91,306	(5)	—		4.928	2/27/2021	—		—
	25,000	(6)	50,000	(6)	3.20	5/24/2022	—		—
			25,000	(7)	2.95	5/3/2023	—		—
Eli Bar	38,044	(8)	—		0.0001	7/25/2020	—		—
	20,290	(8)	—		4.92	7/28/2020	—		—
	33,333	(9)	16,667	(9)	7.72	8/31/2016	—		—

(1)	These options were granted in January 2013 and vest monthly, commencing on February 3, 2013 and vesting on the next thirty-five months of that date.
(2)	These restricted shares were granted in January 2013 and initially vested monthly over thirty-six months, with 1/36 vesting on February 3, 2013, March 3, 2013 and April 3, 2013. The grant was then amended to vest annually over three years, with 9/36 vesting in January 2014, and one-third vesting on January 3, 2015 and January 3, 2016.
(3)	These options were granted on April 25, 2013 and vest annually, with one-third vesting on April 25, 2014, April 25, 2015 and April 25, 2016.
(4)	These restricted shares were granted on April 25, 2013 and vest annually, with one-third vesting on April 25, 2014, April 25, 2015 and April 25, 2016.
(5)	These options were granted in February 2011 and vested annually, with one-third vesting on November 23, 2011, November 23, 2012 and November 23, 2013.
(6)	These options were granted on May 25, 2012 and vest annually, with one-third vesting on May 25, 2013, May 25, 2014 and May 25, 2015.
(7)	These options were granted on May 3, 2013 and vest annually, with one-third vesting on May 3, 2014, May 3, 2015 and May 3, 2016.
(8)	These options were granted in July 2010 and vested quarterly over three years, commencing with the quarter in which they were granted.
(9)	These options were granted in August 2011 and vest annually, with 1/3 vesting on May 23, 2012, May 23, 2013 and May 23, 2014.

Option Exercises and Stock Vested

There were no stock options exercised by our named executive officers during the six months ended December 31, 2013.

2011 UMBRELLA Option Plan

On March 28, 2011, our board of directors and stockholders adopted and approved the InspireMD, Inc. 2011 UMBRELLA Option Plan, which was subsequently amended on October 31, 2011 and December 21, 2012. Under the InspireMD, Inc. 2011 UMBRELLA Option Plan, we have reserved 5,000,000 shares of our common stock (as adjusted for the one-for-four reverse stock split of our common stock that occurred on December 21, 2012) as awards to the employees, consultants, and service providers to InspireMD, Inc. and its subsidiaries and affiliates worldwide.

The InspireMD, Inc. 2011 UMBRELLA Option Plan currently consists of three components, the primary plan document that governs all awards granted under the InspireMD, Inc. 2011 UMBRELLA Option Plan, and two appendices: (i) Appendix A, designated for the purpose of grants of stock options and restricted stock awards to Israeli employees, consultants, officers and other service providers and other non-U.S. employees, consultants, and service providers, and (ii) Appendix B, which is the 2011 U.S. Equity Incentive Plan, designated for the purpose of grants of stock options and restricted stock awards to U.S. employees, consultants, and service providers who are subject to the U.S. income tax. On December 21, 2012, the stockholders approved the awarding of “incentive stock options” pursuant to the U.S. portion of the plan.

The purpose of the InspireMD, Inc. 2011 UMBRELLA Option Plan is to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. The InspireMD, Inc. 2011 UMBRELLA Option Plan is administered by our compensation committee. Unless terminated earlier by the board of directors, the InspireMD, Inc. 2011 UMBRELLA Option Plan will expire on March 27, 2021.

2013 Long-Term Incentive Plan

On December 16, 2013, our stockholders approved the InspireMD, Inc. 2013 Long-Term Incentive Plan, which was adopted by our board of directors on October 25, 2013.

The purpose of the InspireMD, Inc. 2013 Long-Term Incentive Plan is to provide an incentive to attract and retain employees, officers, consultants, directors, and service providers whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. The InspireMD, Inc. 2013 Long-Term Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem. The InspireMD, Inc. 2013 Long-Term Incentive Plan is administered by our compensation committee. A total of 5,000,000 shares of common stock are reserved for awards under the InspireMD, Inc. 2013 Long-Term Incentive Plan.

The InspireMD, Inc. 2013 Long-Term Incentive Plan is intended serve as an “umbrella” plan for us and our subsidiaries worldwide. Therefore, if so required, appendices may be added to the InspireMD, Inc. 2013 Long-Term Incentive Plan in order to accommodate local regulations that do not correspond to the scope of the InspireMD, Inc. 2013 Long-Term Incentive Plan. Attached as Appendix A to the InspireMD, Inc. 2013 Long-Term Incentive Plan is the InspireMD, Inc. 2013 Employee Stock Incentive Plan, for the purpose of making grants of stock options, restricted stock, and other stock incentive awards pursuant to Sections 102 and 3(i) of the Israeli Income Tax Ordinance (New Version), 1961 to Israeli employees and officers and any other service providers or control holders of us who are subject to Israeli Income Tax.

Director Compensation

The following table shows information concerning our directors, other than Alan Milinazzo, during the six months ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)		All Other Compensation ($)	Total ($)
Sol J. Barer, Ph.D.	12,500	—	—		—	12,500
James Barry, Ph.D.	12,500	—	—		—	12,500
Paul Stuka	12,500	—	—		—	12,500
Eyal Weinstein(2)	11,470	—	—		—	11,470
Asher Holzer, Ph.D.(2)	—	—	—		—	—
James J. Loughlin	12,500	—	—		—	12,500
Michael Berman	12,500	—	—		—	12,500
Campbell Rogers, M.D.	8,104	—	164,436	(3)	—	172,540
Ofir Paz(4)	—	—	—		—	—

(1)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes with respect to the six months ended December 31, 2013, in accordance with FASB ASC Topic 718. Fair value is based on the Black-Scholes option pricing model using the fair value of the underlying shares at the measurement date. For additional discussion of the valuation assumptions used in determining stock-based compensation and the grant date fair value for stock options, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Critical Accounting Policies — Share-based compensation” and Note 2 — “Significant Accounting Policies” and Note 9 — “Equity” of the Notes to the Consolidated Financial Statements for the Six Months Ended December 31, 2013 included herein.
(2)	The term of our former Class 2 directors expired at the annual meeting of stockholders held on December 16, 2013. Mr. Weinstein and Dr. Holzer did not stand for re-election and thus ceased to be members of the board of directors following the annual meeting.
(3)	Represents the fair market value on the date of grant of an option to purchase 125,000 shares of our common stock granted to Dr. Rogers on September 3, 2013 in connection with his appointment as a member of our board of directors. The option has an exercise price of $2.12 per share and vests annually, with one-third vesting in 2014, 2015 and 2016 on the anniversary of the date of grant, provided that if Dr. Rogers fails to be reelected or nominated for reelection at the 2014 annual meeting of stockholders, the option vests and becomes exercisable as of such date. The option will expire on September 3, 2023. This grant was made under the InspireMD, Inc. 2011 UMBRELLA Option Plan.
(4)	Mr. Paz served as our director until his resignation on September 3, 2013 but did not receive any additional compensation for his services as director.

We reimburse our directors for reasonable expenses incurred in connection with their service as directors. For the 2013 calendar year, our board approved the following compensation for our independent directors serving as of January 1, 2013, in recognition of their board service: (i) a $25,000 stipend, payable quarterly, and (ii) an option to purchase 50,000 shares of our common stock. In addition, Dr. Barer, as chairman of the board, received an additional option to purchase 50,000 shares of our common stock and each director serving as chairman of a board committee received an additional option to purchase 25,000 shares of our common stock. Dr. Barry also received an additional option to purchase 25,000 shares of our common stock in recognition of his extraordinary contributions to our operations prior to his appointment as our executive vice president and chief operating officer. On September 3, 2013, we also granted to Dr. Rogers an option to purchase 125,000 shares of our common stock in connection with his appointment as a member of our board of directors.

For the 2014 calendar year, our board approved the following compensation for our independent directors: (i) a $25,000 stipend, payable quarterly; (ii) annual committee chair compensation (effective April 1, 2014) of $12,000 for the chairman of the audit committee, $8,000 for the chairman of the compensation committee and $5,000 for the chairmen of the nominating and corporate governance committee and the research and development committee; (iii) annual committee membership compensation (effective April 1, 2014) of $4,000 for members of the audit committee and the compensation committee and $2,000 for members of the nominating and corporate governance committee and the research and development committee; (iv) an option to purchase 50,000 shares of our common stock for each board member; and (v) an option to purchase an additional 35,000 shares of our common stock for the chairman of the board. In addition, on February 25, 2014, we entered into a consulting agreement with Dr. Barry, pursuant to which Dr. Barry agreed to provide us with consulting services in exchange for a monthly consultancy fee calculated at the rate of $313 per hour. Subsequently, on July 14, 2014, we entered into an employment with Dr. Barry related to his service as executive vice president and chief operating officer described under “Executive Compensation — Agreements with Executive Officers.”

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF KESSELMAN & KESSELMAN, CERTIFIED PUBLIC ACCOUNTANTS, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Kesselman & Kesselman, Certified Public Accountants (“Kesselman”), a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm for the twelve month period ending December 31, 2014, subject to stockholder ratification. On September 16, 2013, our board of directors approved a change in our fiscal year-end from June 30 to December 31. We reported our financial results for the six month transition period of July 1, 2013 through December 31, 2013 on a Transition Report on Form 10-KT and, thereafter, plan to file reports for each twelve month period ended December 31 of each year beginning with the twelve month period ended December 31, 2014.

Kesselman served as our independent registered public accounting firm for the six month period ended December 31, 2013, twelve month period ended June 30, 2013, the six month period ended June 30, 2012 and the twelve month period ended December 31, 2011. Representatives of Kesselman will not be present at the Annual Meeting, will not have the opportunity to make a statement if they so desire and will not be available to respond to appropriate questions.

The fees billed for professional services provided to us by Kesselman for the six month period ended December 31, 2013, the twelve month period ended June 30, 2013, the six month period ended June 30, 2012, the twelve month period ended June 30, 2012 and the twelve month period ended December 31, 2011 are described below.

Audit Fees

Kesselman billed us audit fees in the aggregate amount of $110,000 for the six month period ended December 31, 2013, $290,000 for the twelve month period ended June 30, 2013, $155,000 for the six month period ended June 30, 2012, $255,000 for the twelve month period ended June 30, 2012 and $205,000 for the twelve month period ended December 31, 2011. These fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

Audit-Related Fees

Kesselman billed us audit-related fees in the aggregate amount of $35,000 for the six month period ended December 31, 2013, $135,000 for the twelve month period ended June 30, 2013, $20,000 for the six month period ended June 30, 2012, $60,000 for the twelve month period ended June 30, 2012 and $106,300 for the twelve month period ended December 31, 2011. The fees for the six month period ended December 31, 2013 related to performance of audit-related services for our registration statement on Form S-3 initially filed with the Securities and Exchange Commission on October 24, 2013. The fees for the twelve month period ended June 30, 2013 related to the performance of audit-related services for our registration statement on Form S-1 initially filed with the Securities and Exchange Commission on September 24, 2012 and amendments thereto. The fees for the six month period ended June 30, 2012 related to the performance of audit-related services for our registration statement on Form S-1 initially filed with the Securities and Exchange Commission on May 17, 2012 and amendments thereto. The fees for the twelve month period ended June 30, 2012 related to the documentation of processes and controls related to Sarbanes-Oxley Act compliance. The fees for the twelve month period ended December 31, 2011 related to the performance of audit-related services for our registration statement on Form S-1 initially filed with the Securities and Exchange Commission on June 16, 2011, amendments thereto and documentation of processes and controls related to Sarbanes-Oxley Act compliance.

Tax Fees

Kesselman billed us tax fees in the aggregate amount of $35,000 for the six month period ended December 31, 2013, $55,500 for the twelve month period ended June 30, 2013, $44,000 for the six month period ended June 30, 2012, $59,000 for the twelve month period ended June 30, 2012 and $26,000 for the twelve month period ended December 31, 2011. These fees relate to professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees

Kesselman did not bill us for any other fees for the six month period ended December 31, 2013, the twelve month period ended June 30, 2013, the six month period ended June 30, 2012 or the twelve month period ended December 31, 2011.

For the portion of the fiscal year ended December 31, 2011 prior to our formation of the audit committee, the board of directors considered the audit fees, audit-related fees, tax fees and other fees paid to our accountants, as disclosed above, and determined that the payment of such fees was compatible with maintaining the independence of the accountants. Our audit committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, except for de minimis non-audit services that are approved by the audit committee prior to the completion of the audit. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals is presented to the full audit committee at its next scheduled meeting.

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the appointment of Kesselman as the independent registered public accounting firm to conduct the audit of our financial statements for the twelve month period ending December 31, 2014. In the event that the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the audit committee determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of our voting securities represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that vote for or against such proposal is required to adopt the proposal to ratify the appointment of Kesselman as our independent registered public accounting firm for the twelve month period ending December 31, 2014.

The board of directors recommends a vote FOR the ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants.

OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at InspireMD, Inc., 321 Columbus Avenue, Boston, Massachusetts 02116. The proposal must be received no later than June 29, 2015, after which date such stockholder proposal will be considered untimely. Stockholders wishing to submit proposals to be presented directly at the annual meeting instead of for inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Amended and Restated Bylaws. To be timely in connection with our next annual meeting, such a stockholder proposal must be received by our Secretary at our principal executive offices between August 13, 2015 and September 12, 2015.

A copy of InspireMD, Inc.’s Transition Report on Form 10-KT is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to InspireMD, Inc., 321 Columbus Avenue, Boston, Massachusetts 02116.

INSPIREMD, INC.
ATTN: CRAIG SHORE
321 COLUMBUS AVE
BOSTON, MASSACHUSETTS 02116

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 James Barry Ph.D.   02 Campbell R. Rogers M.D.

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000221037_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

INSPIREMD, INC
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 8, 2014
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Alan Milinazzo and Craig Shore, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of InspireMD, Inc. held of record by the undersigned on October 14, 2014 at the Annual Meeting of Stockholders to be held at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, on December 8, 2014, at 9:30 a.m. New York time, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on this proxy card. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000221037_2 R1.0.0.51160

Continued and to be signed on reverse side